040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	**20180307154-41**
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time **07/10/2018 12:22 PM**
	Entity Number **E0330902018-1**

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — **ABOVE SPACE IS FOR OFFICE USE ONLY**

1. Name of Corporation:	Toga Limited
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: IncSmart.biz, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity Street Address / City / Nevada / Zip Code Mailing Address (if different from street address) / City / Nevada / Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 10,020,000,000 — Par value per share: $ 0.0001 — Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Toh Kok Soon (Name) 30-01 Level 30, Menara Standard Chartered No. 30, Jalan Sultan Ismail (Street Address) — Kuala Lumpur, Malaysia (City) — (State) — 50250 (Zip Code) 2) Liew Choon Fook (Name) 30-01 Level 30 Menara Standard Chartered No. 30. Jalan Sultan Ismail (Street Address) — Kuala Lumpur, Malaysia (City) — (State) — 50250 (Zip Code)
5. Purpose: (optional; required only if Benefit Corporation status selected)	*The purpose of the corporation shall be:* Any legal purpose. — **6. Benefit Corporation:** (see instructions) [ ] Yes
7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	**I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.** W. Scott Lawler (Name) — X (signature) Incorporator Signature 1255 W. Rio Salado Pkwy, Suite 215 (Address) — Tempe (City) — AZ (State) — 85281 (Zip Code)
8. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.* X **Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity** — **Date**

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
TOGA LIMITED

ARTICLE I
NAME OF COMPANY

The name of this corporation is TOGA LIMITED (the "Corporation").

ARTICLE II
INITIAL REGISTERED AGENT AND STREET ADDRESS

The address of the Corporation's registered agent in the State of Nevada is 3609 Hammerkop Drive, North Las Vegas, Nevada 89084. The name of its registered agent at such address is IncSmart.Biz, Inc.

ARTICLE III
PURPOSE OF COMPANY

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada.

ARTICLE IV
AUTHORIZED SHARES

(A) Classes of Stock

The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is ten billion twenty million (10,020,000,000) shares, each with a par value of $0.0001 per share. Ten billion (10,000,000,000) shares shall be Common Stock and Twenty million (20,000,000) shares shall be Preferred Stock.

(B) Rights, Preferences and Restrictions of Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V
DIRECTORS

The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

ARTICLE VI
VOTING FOR DIRECTORS

In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate cote at any election of directors.

ARTICLE VII
AMENDMENTS

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE VIII
BOARD OF DIRECTORS

The Board of Directors of the Corporation is expressly authorized t make, alter or repeal bylaws of the Corporation.

ARTICLE IX
MEETING OF SHAREHOLDERS

Meetings of stockholders may be held within or out of the State of Nevada, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in this statutes) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

ARTICLE X
TERM OF EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE XI
INDEMNIFICATION OF DIRECTORS

(A) To the fullest extent permitted by the General Corporation Law of Nevada, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for

monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Nevada is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, than a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Nevada, as so amended.

(B) Any repeal or modification of any of the foregoing provisions of this Article XIII shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

In witness, these Articles of ~~Organization~~ Incorporation have been subscribed by the undersigned, who affirms the foregoing as true under penalty of perjury this 9th day of July 2018.

W. Scott Lawler, Incorporator

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, Barbara K. Cegavske, the duly elected and qualified Nevada Secretary of State, do hereby certify that **TOGA LIMITED**, did on July 10, 2018, file in this office the original Articles of Incorporation; that said Articles of Incorporation is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 11, 2018.

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

Certified By: Staci McElyea
Certificate Number: C20180710-1129